Exhibit 99.2

iBio Announces Pricing of $50 Million Public Offering

SAN DIEGO, August 19, 2025 (GLOBE NEWSWIRE) -- iBio, Inc. (Nasdaq: IBIO), an AI-driven innovator of precision antibody therapies, today announced the pricing of an underwritten public offering (the “offering”) of (i) pre-funded warrants to purchase 71,540,000 shares of iBio’s common stock (the “pre-funded warrants”), and (ii) accompanying Series G warrants representing the right to purchase (the “Series G warrants”) (a) 35,770,000 shares of iBio’s common stock, or pre-funded warrants in lieu thereof, and (b) Series H warrants representing the right to purchase 35,770,000 shares of iBio’s common stock, or pre-funded warrants in lieu thereof (the “Series H warrants”). The combined public offering price of one pre-funded warrant and one Series G warrant to purchase (1) one-half of a share of common stock, or a pre-funded warrant in lieu thereof, and (2) one Series H warrant to purchase one-half of a share of our common stock, or a pre-funded warrant in lieu thereof, which are being sold together but are immediately separable, is $0.699. The offering is expected to close on or about August 22, 2025, subject to satisfaction of customary closing conditions. All of the securities are being offered by iBio.

The pre-funded warrants will be exercisable immediately and will be exercisable until all of the pre-funded warrants are exercised in full. The Series G warrants and Series H warrants will each be exercisable from their date of issuance and will have an exercise price equal to $0.70 per share of iBio’s common stock (or $0.699 per pre-funded warrant) and in the case of the Series G warrants, the accompanying Series H warrant. The Series G warrants will expire on the date that is the earlier of (i)  30 trading days following iBio’s public announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), that an Investigational New Drug Application (“IND”) filed with the U.S. Food and Drug Administration, a Clinical Trial Notification filed with the applicable foreign governmental body in Australia, a Clinical Trial Application filed with the European Medicines Agency, or an equivalent submission filed with a foreign governmental body to initiate a clinical trial in any other foreign jurisdiction has been accepted or has otherwise gone into effect, as applicable (such public filing or announcement, the “Trial Initiation Milestone”) and (ii) five years from the date of issuance. In addition, each Series G warrant will immediately expire in proportion to the extent that the corresponding pre-funded warrant held by a holder is exercised prior to the occurrence of the Trial Initiation Milestone (solely to the extent the proportion of the unexercised portion of the Series G warrant relative to the originally issued Series G warrant is greater than the proportion of the unexercised portion of the pre-funded warrant relative to the originally issued pre-funded warrant). When issued upon exercise of the Series G warrants, the Series H warrants will expire on the four-year anniversary of the closing date of this offering.

The estimated gross proceeds from the offering are expected to be approximately $50 million before deducting underwriting discounts and commissions and offering expenses. The pre-funded warrants and Series G warrants (and the Series H warrants upon exercise of the Series G warrants) may be exercised for cash or, in certain circumstances at the holder’s discretion, on a net exercise or “cashless” basis. If all of the Series G warrants sold in this offering and all of the Series H warrants underlying the Series G warrants were to be exercised in cash at their exercise price, we would receive additional gross proceeds of approximately $50 million, before deducting expenses and fees.

iBio intends to use the net proceeds received from the offering to advance its preclinical cardiometabolic programs, including IBIO-610, the myostatin and activin A bispecific, and IBIO-600 programs, through key development milestones, as well as to continue to progress its other preclinical pipeline assets, and the balance, if any, to fund iBio’s working capital requirements and for other general corporate purposes.

Leerink Partners acted as the lead bookrunner for the offering. LifeSci Capital and Oppenheimer & Co. acted as bookrunning managers. Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as a financial advisor to iBio.

The offering is being made by iBio pursuant to a shelf registration statement on Form S-3 (File No. 333- 280680), as amended (the “registration statement”), initially filed with the SEC on July 3, 2024 and, which became effective on August 6, 2024. The offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, when available, may be obtained by contacting Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. Our mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the offering, including the expected closing of the offering and iBio’s intended use of the net proceeds of the offering; iBio’s ability to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs, including its use of its AL powered technology stack; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, risks and uncertainties relating to market conditions, the ability to satisfy all closing conditions and complete the offering pursuant to the anticipated terms or at all, iBio’s ability to secure sufficient additional capital in the near-term, the initiating, timing, progress and results of iBio’s research and development programs, the potential advantages and benefits of iBio’s current and future product candidates, and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2024 and its subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:
iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604